Back to Contents

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement.

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

Net2Phone, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

Back to Contents

November 21, 2003

Dear Stockholder:

It is my pleasure to invite you to the 2003 Annual Meeting of Stockholders of Net2Phone, Inc. The meeting will be held at our headquarters at 520 Broad Street, Newark, New Jersey 07102 on December 18, 2003, at 9:00 a.m. local time.

The formal notice of the meeting follows on the next page. In addition to the three items of business, we will also discuss Net2Phone’s performance during fiscal 2003. Enclosed with this proxy statement are your proxy or voting instruction card and our 2003 Annual Report to Stockholders.

Your vote is important. Even if you plan to attend the meeting, please vote your shares as soon as practicable. If you attend the meeting and prefer to vote in person, you may do so.

On behalf of the Board of Directors and management of Net2Phone, I would like to thank you for your continuing support and we look forward to seeing you on December 18, 2003. Refreshments will be served after the meeting, when members of the Board of Directors and management hope to visit with you.

Sincerely,

Howard S. Jonas
Chairman of the Board

Back to Contents

NET2PHONE, INC.

NOTICE OF THE
2003 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The Annual Meeting of Stockholders of Net2Phone, Inc. will be held at our headquarters at 520 Broad Street, Newark, New Jersey 07102, on December 18, 2003, beginning at 9:00 a.m. local time. At the meeting, stockholders will act on the following matters:

•	elect four Class I directors for a term of three years;

•	approve an amendment to the Net2Phone, Inc. 1999 Amended and Restated Stock Option and Incentive Plan to increase the number of shares authorized for issuance under the plan by 2,000,000 shares;

•	ratify appointment of Ernst & Young LLP as our independent accountants; and

•	transact any other matters that properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on November 7, 2003 are entitled to receive notice of and to attend and vote at the meeting or any postponement or adjournment thereof. We have enclosed a copy of our 2003 Annual Report to Stockholders, which includes certified financial statements, and our proxy statement.

Your vote is important. Whether you plan to attend the meeting or not, we encourage you to read the accompanying proxy statement and submit your proxy or voting instructions for the meeting as soon as possible. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement.

By Order of the Board of Directors,

Glenn J. Williams Secretary and Executive Vice President of
Business and Legal Affairs
November 21, 2003
Newark, New Jersey

Back to Contents

Back to Contents

NET2PHONE, INC. 520 Broad Street Newark, New Jersey 07102

PROXY STATEMENT

This proxy statement contains information related to the 2003 Annual Meeting of Stockholders to be held on December 18, 2003 at 9:00 a.m. local time, at our headquarters at 520 Broad Street, Newark, New Jersey 07102, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by Net2Phone’s Board of Directors. The proxy materials relating to the annual meeting are first being mailed on or about November 24, 2003 to stockholders entitled to vote at the meeting.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice. In addition, our management will report on the performance of Net2Phone during fiscal 2003 and respond to appropriate questions from stockholders.

What are the voting recommendations of the Board of Directors?

The Board recommends that you vote your shares:

•	FOR each of the directors (see page 5).

•	FOR the amendment to the Net2Phone, Inc. 1999 Amended and Restated Stock Option and Incentive Plan, which we refer to as the Stock Option Plan (see page 11).

•	FOR ratification of the appointment of Ernst & Young LLP as Net2Phone’s independent accountants (see page 15).

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, November 7, 2003, are entitled to receive notice of the annual meeting and to vote the shares of capital stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Except as otherwise required by law:

•	holders of our Class A common stock are entitled to two votes per share and holders of our common stock are entitled to one vote per share on each matter to be voted upon; and

•	holders of our Class A common stock and holders of our common stock will vote together as a single class on all matters to be voted upon at this annual meeting.

As of the record date, 28,913,250 shares of our Class A common stock and 31,502,571 of our common stock representing 64.7% and 35.3%, respectively, of our voting power were outstanding.

Who can attend the meeting?

All stockholders, including joint holders, as of the record date, or their duly appointed proxies, may attend the meeting. Registration and seating will begin at 8:30 a.m. local time. All stockholders and their proxies should be prepared to present photo identification. Cameras, recording devices and other such electronic devices will not be permitted at the meeting.

Back to Contents

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your voting instruction card or a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of our voting power on the record date will constitute a quorum for our meeting. Proxies received but marked as abstentions and “broker non-votes” (discussed below) will be included in the calculation of the number of shares considered to be present at the meeting. Shares held by Net2Phone in its treasury do not count toward establishing a quorum.

How do I vote?

If the shares of our common stock are held in your name, you may vote on matters to come before the meeting in two ways:

•	by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope; or

•	by written ballot at the meeting.

Stockholders whose shares are held in the name of a broker or nominee must either direct the record holder of their shares as to how to vote their shares of common stock or obtain a proxy from the record holder to vote at the meeting. Beneficial holders of our common stock should check the voting instruction cards used by their brokers or nominees for specific instructions on methods of voting, including by telephone or using the Internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board of Directors, and in the discretion of the proxies with respect to any other matter that properly comes before the meeting. We are not aware of any other matters to be presented at the meeting; however, the individuals named in the proxy card will vote your shares as recommended by the Board, or if no recommendation is given, in their own discretion with respect to any other matters that properly come before the meeting.

How can I change my vote?

If your shares are held in your name, you may revoke your proxy at any time before it is exercised by:

•	filing with the Secretary of Net2Phone a notice of revocation;

•	sending in another duly executed proxy bearing a later date; or

•	attending the meeting and casting your vote in person.

If your shares are held in “street name,” you must contact your broker or nominee to revoke your proxy. In either case, your last vote will be the vote that is counted.

What vote is required to approve each item?

Election of Directors.     The four nominees who receive the most votes will be elected to the Board of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The withholding of authority by a stockholder, including “broker non-votes” (discussed below), will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

Other Proposals.     For each other proposal, including the approval of the amendment to the Stock Option Plan and the ratification of the appointment of Ernst & Young LLP, the affirmative vote of the

Back to Contents

holders of a majority of the voting power of our stockholders represented in person or by proxy and entitled to vote at the meeting will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

Effect of Broker Non-Votes.     If you do not provide your broker or other nominee with instructions on how to vote your “street name” shares, your broker or nominee will not be permitted to vote them on non-routine matters, such as the amendment to the Stock Option Plan. You should therefore be sure to provide your broker or nominee with instructions on how to vote your shares.

If you do not give voting instructions to your broker or nominee, you will, in effect, be voting against the amendment of the Stock Option Plan, unless you obtain a signed proxy from the record holder giving you the right to vote and appear in person at the annual meeting and vote in favor of the proposal. As discussed above, a “broker non-vote” will have no effect on the outcome of the election of directors.

How do I vote my 401(k) shares?

If you are one of our many employees, or a former employee, who participates in the Net2Phone common stock fund under our 401(k) plan, you have the right to vote the shares allocated to your plan account. You will receive annual meeting materials and a proxy or voting instruction card as do our other voting stockholders.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors by mail and will pay all expenses associated therewith. Some of the officers and other employees of Net2Phone also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

How do I obtain electronic access to proxy materials and the annual report?

You can elect to view our future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save us the cost of printing and mailing these documents. Costs normally associated with electronic access, such as usage and telephonic charges, will be borne by you. Please follow the instructions on your proxy or voting instruction card to begin to receive these documents electronically next year.

Please note the following points about electronic access of future annual meeting materials:

•	Choosing online access of future annual meeting materials is voluntary.

•	Accessing your Net2Phone annual meeting materials online requires that you have access to the Internet, which may result in charges to you from your Internet service provider and/or telephone company.

•
If you elect to access future annual meeting materials on the Internet, you will still receive a paper copy of the notice of annual meeting of stockholders and a proxy or voting instruction card in the mail to vote your shares. The proxy or voting instruction card will contain the Internet address for viewing, downloading and printing the annual meeting materials, and instructions for electronic voting (if available).

•	Your consent will be effective for accessing all future Net2Phone annual meeting materials, and will continue in effect unless you revoke it.

•	You may revoke your election if you change your mind by writing to Investor Relations, Net2Phone, Inc., 520 Broad Street, Newark, NJ 07102. If you hold your shares in “street name,” however, you

Back to Contents

must follow the instructions on your voting instruction card. Also, even if you elect to view our annual meeting materials online, you will still be able to request printed copies.

•	If you do not sign up for this service, you will continue receiving paper copies of the annual meeting materials by U.S. mail.

•	Whether you register for Internet access or continue to receive paper copies of the annual meeting materials, you will be able to choose how you want to vote your shares.

What is “householding,” and how do I take advantage of householding for future deliveries?

The Securities and Exchange Commission has adopted a rule regarding the delivery of disclosure documents to households. The rule allows us to send out a single set of any annual report, information statement, proxy statement, prospectus and other disclosure document to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This rule benefits both you and Net2Phone, as it reduces the volume of duplicate information received by your household and helps us reduce expenses by saving on printing and postage expenses. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If you are a stockholder of record and you choose not to have a single set of disclosure documents sent to your address as described above, you may “opt out” of householding at that time by writing to Public Relations, Net2Phone, Inc., 520 Broad St., Newark, NJ 07102 or call them at 973-438-3200. If we do not receive instructions from you to send multiple copies to your household, you will continue to receive a single set of disclosure documents until we notify you otherwise.

If your shares are held in “street name”, information regarding householding of disclosure documents should be forwarded to you by your broker or nominee.

Back to Contents

BOARD OF DIRECTORS

This section gives biographical information about our directors and describes their membership on Board committees, their attendance at meetings and their compensation. This section also sets forth the first proposal on the agenda for the annual meeting.

What is the makeup of the Board of Directors?

Our Amended and Restated Certificate of Incorporation requires that we have at least five directors but no more than thirteen. The number of directors is set by the Board and is currently thirteen. The directors are divided into three classes, with each class serving for a three-year period. The stockholders elect approximately one-third of the Board of Directors each year.

Are there any arrangements pursuant to which directors are to be selected?

Yes. IDT Corporation and Liberty Media Corporation hold all of their interests in us through an entity called NTOP Holdings, L.L.C., a Delaware limited liability company. The LLC now holds 64.7% of the aggregate voting power of our capital stock. IDT controls the right to vote the shares of Class A common stock held by the LLC in most matters. As a result, the LLC has the power to nominate and elect the members of our board of directors, so long as at least five members are not affiliated with us or IDT as required by our bylaws.

Are there any directors who are not standing for re-election?

Michael Fischberger resigned from the Board effective September 2003.

Election of Directors (Item No. 1 on Proxy Card) For Term Expiring at 2006 Annual Meeting Class I

There are four Class I directors whose terms expire at the annual meeting. Each nominee listed below will be elected to serve until the 2006 Annual Meeting of Stockholders or until his or her successor shall have been duly elected and qualified or his or her resignation or removal, whichever first occurs.

Each of the nominees has consented to serve a three-year term. If any of them should decline or become unavailable to serve as a director, the Board may designate a substitute nominee or reduce the number of directors accordingly. The persons named in the accompanying proxy card will vote for any substitute nominee designated by the Board.

Nominees standing for election are:

Howard S. Jonas, 47	Director from inception to August 2000 and since October 2001

Howard S. Jonas is the Chairman of our Board of Directors. Mr. Jonas founded IDT Corporation in August 1990 and has served as Chairman of its Board since its inception. Mr. Jonas served as treasurer of IDT from its inception through 2002. Mr. Jonas served as Chief Executive Officer of Net2Phone from December 1991 until July 2001. From December 1999 to June 2002, Mr. Jonas has served as the Chairman of the Board of IDT Telecom, Inc. and IDT Media, Inc. Since June 2002, he has have served as a Co-Chairman of the Board of IDT Media, Inc., and since March 2002, he has served as Chairman of the Board of Managers of Winstar Holdings, LLC. IDT Telecom, Inc., IDT Media, Inc. and Winstar Holdings, LLC are wholly owned subsidiaries of IDT Corporation. Mr. Jonas is also the founder and has been President of Jonas Publishing Corp., a publisher of trade directories, since its inception in 1979. Mr. Jonas is the brother of director Joyce Mason.

Back to Contents

Stephen M. Greenberg, 58	Director since June 2000

Stephen M. Greenberg has served as our Chief Executive Officer since October 2001 and Vice Chairman of the Board of Directors since March 2002. Mr. Greenberg joined Net2Phone in August 2000 as Chairman of the Office of the President. Prior to joining Net2Phone, Mr. Greenberg was a founder and Senior Partner of Stern & Greenberg, a New Jersey law firm. From 1969 to 1971, Mr. Greenberg served as Executive Assistant to the United States Attorney for the District of New Jersey. Mr. Greenberg practiced law for over 32 years and has received many honors including one for Outstanding Personal Achievement from the New Jersey Bar Association. Mr. Greenberg is also the Commissioner of the New Jersey Public Broadcasting Authority and a Member of the New Jersey Israel Commission.

James R. Mellor, 73	Director since June 1999

James R. Mellor served as a director of IDT Corporation between August 1997 and June 1999. Since 1998, Mr. Mellor has been Chairman of USEC Inc. (NYSE: USU), a global energy company. From 1981 until 1997, Mr. Mellor worked for General Dynamics Corporation (NYSE: GD), a developer of nuclear submarines, surface combat ships and combat systems. He served as Chairman and Chief Executive Officer of General Dynamics from 1994 until 1997 and as President and Chief Operating Officer of General Dynamics from 1993 to 1994. Before joining General Dynamics, Mr. Mellor served as President and Chief Operating Officer of AM International, Inc., (now Multigraphics, Inc.) Before that time, Mr. Mellor spent 18 years with Litton Industries in a variety of engineering and management positions, including Executive Vice President in charge of Litton’s Defense Group.

Anthony G. Werner, 47	Director since June 2000

Anthony G. Werner has been the Senior Vice President and Chief Technology Officer of Liberty Media Corporation (NYSE: L) since August 2001. He served as Executive Vice President of Strategic Technology for Qwest Communications (NYSE: Q) from May 2001 to August 2001, and was President and Chief Executive Officer of Aurora Networks from October 2000 to May 2001. From March 1999 to October 2000, Mr. Werner was Chief Technology Officer and Executive Vice President—Engineering and Technical Operations for AT&T Broadband. From 1994 to 1999, Mr. Werner held various positions at Tele-Communications, Inc., including Chief Technology Officer and Executive Vice President. Mr. Werner currently serves as Chairman of CableLab’s Enhanced Services Deployment Working Group and Chairman of CableLab’s Cable Integrated Network Architecture Team. Mr. Werner has been listed by CableFax since 1998 as one of Cable’s 100 most influential people and he was the year 2000 recipient of the National Cable Television Association Vanguard Award for Science and Technology. He currently serves as a director of three other public companies, Diversinet Corp., a developer of advanced security infrastructure solutions for wired and wireless terminals, Dycom Industries, Inc. (NYSE: DY), a provider of specialty contracting services, including engineering, construction, and maintenance services to telecommunications providers, and OpenTV, Inc. (NASDAQ: OPTV), an interactive television company.

The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees.

Back to Contents

Continuing Directors For Term Expiring at 2004 Annual Meeting Class II

Joyce J. Mason, 43	Director since October 2001

Joyce J. Mason has served as IDT Corporation’s Senior Vice President since December 1998 and as General Counsel, Secretary and a director of IDT Corporation since its inception. Prior to joining IDT Corporation, Ms. Mason had been in private legal practice since August 1990. Ms. Mason is the sister of director Howard Jonas.

Harry C. McPherson, Jr., 74	Director since October 1999

Harry C. McPherson, Jr. has been a partner in the law firm of Piper Rudnick LLP and its predecessor since 1969. In 1993, Mr. McPherson was a member of the Defense Base Closure and Realignment Commission. From 1988 to 1992, Mr. McPherson was the Vice Chairman of the United States International Cultural and Trade Center Commission. From 1983 to 1988, Mr. McPherson was President of the Federal City Council, Washington, D.C. In 1979, Mr. McPherson was a member of the President’s Commission on the Accident at Three Mile Island. From 1965 to 1969, Mr. McPherson was Counsel and then Special Counsel to the President of the United States. From 1964 to 1965, Mr. McPherson was Assistant Secretary of State for Educational and Cultural Affairs. From 1963 to 1964, Mr. McPherson was Deputy Under Secretary of the Army for International Affairs.

Stephen R. Brown, 47	Director since October 2001

Stephen R. Brown has served as IDT Corporation’s Chief Financial Officer since May 1995 and has been a director of IDT since February 2000. From 1985 to May 1995, Mr. Brown operated his own public accounting practice servicing medium-sized corporations as well as high net worth individuals.

Marc J. Oppenheimer, 46	Director since October 2003

Marc J. Oppenheimer has served as the Vice Chairman of Crystallex (AMEX: KRY) since September 2003, and prior to becoming Vice Chairman, he served as the President, Chief Executive Officer and a Board member of Crystallex since February 1995. From December 2002 to October 2003, Mr. Oppenheimer served as a director of IDT. From 1991 to 1994, he served as Executive Vice President and Chief Financial Officer of Concord Camera Corp., a multi-national, publicly traded company. From 1990 to 1991 he served as Director for International Trade and Merchant Banking at Midlantic National Bank and from 1980 to 1985, Mr. Oppenheimer served as a lending officer in the International Commodity Financing Division of Chase Manhattan Bank, in the capacity of Assistant Treasurer and Second Vice President.

Back to Contents

Continuing Directors For Term Expiring at 2005 Annual Meeting Class III

James A. Courter, 62	Director since May 1999

James A. Courter has been the Chief Executive Officer and Vice Chairman of the Board of IDT Corporation since March 1999. Mr. Courter became a director of IDT Corporation in March 1996 and served as President of IDT Corporation from October 1996 until the August 2001. In addition, since August 2001, Mr. Courter has served as a director of IDT Telecom, Inc. and as the treasurer and a director of IDT Ventures, Inc. Mr. Courter was a member of the U.S. House of Representatives for 12 years, retiring in January 1991. From 1991 to 1994, Mr. Courter was Chairman of the President’s Defense Base Closure and Realignment Commission. Mr. Courter serves as Chairman of the Lexington Institute and Chairman of the Board of Advisors for the Graduate School of Management at Rutgers.

Daniel H. Schulman, 45	Director since September 1999

Daniel H. Schulman has been the President of Virgin Mobile U.S.A. since September 2001. He was the President, Chief Operating Officer and a director of priceline.com (NASDAQ: PCLN) from July 1999 until May 2001. From December 1998 to July 1999, Mr. Schulman was President of the Consumer Markets Division of AT&T Corp. (NYSE: T) and was appointed to the AT&T Operations Group. From March 1997 to November 1998, Mr. Schulman was President of AT&T WorldNet Service. From December 1995 to February 1997, he was Vice President, Business Services Marketing of the AT&T Business Markets Division, and from May 1994 to November 1995, Mr. Schulman was Small Business Marketing Vice President of the AT&T Business Markets Division. Mr. Schulman also serves as director of Symatec, a provider network security solutions, and iVillage, Inc. (NASDAQ: IVIL), a leading women’s media company, and serves on the boards of several charitable organizations, including Teach for America.

Jesse P. King, 48	Director from July 1999 to December 2000 and since October 2001

Jesse P. King has served as Vice President and Chief Operating Officer for the Daniels Fund. Prior to working for the Daniels Fund, Mr. King served as the Operations Manager for Rockefeller Foundation’s Next Generation Leadership Program and The Philanthropy Workshop. Preceding his five years with the Rockefeller Foundation, Mr. King worked as the Senior Program Director for the Colorado Outward Bound School. Additionally, Mr. King worked as a Project Director and Consultant for The Children’s Defense Fund and the Black Community Crusade for Children.

Michael J. Weiss, M.D., Ph.D., 52	Director since November 2001

Dr. Michael J. Weiss has been on staff as an ophthalmologist with the Edward S. Harkness Eye Institute since 1985 and has served as a Director of Uveitis Service since July 1987. Dr. Weiss is an Associate Clinical Professor of Ophthalmology at Columbia College of Physicians and Surgeons and was Board Certified in Ophthalmology in June 1987.

Stephen Goldsmith, 56	Director since July 2002

Stephen Goldsmith was the Mayor of Indianapolis, Indiana from 1992 to 1999, and has been a Professor of Public Management at Harvard University since 2001. Mr. Goldsmith has been a Senior Vice President with Affiliated Computer Services, a business process outsourcing company since 2001, and was a partner in the law firm of Baker & Daniels from 2000 to 2001. Mr. Goldsmith serves on the board of directors of two other publicly traded companies, The Finish Line, Inc. (NASDAQ: FINL), a specialty retailer of athletic and other footwear, apparel and accessories, and Steak and Shake Company (NYSE: SNS), a full service, casual dining restaurant chain. He also serves on the board of two charitable organizations, the Fannie Mae Foundation and as Chairman of the Corporation for National and Community Service.

Back to Contents

How are non-employee directors compensated?

Except as outlined below, directors do not receive any fees for service on our Board, but are reimbursed for reasonable travel expenses incurred in connection with attendance at each Board and Board committee meeting and are eligible to participate in our 1999 Amended and Restated Stock Option and Incentive Plan. Each newly elected non-employee director receives an option to purchase 10,000 shares of our common stock at the time he or she joins the Board. Also under the plan, each non-employee director who continues to serve in such capacity is automatically granted an option to purchase 10,000 shares of our common stock on each anniversary date of the director’s initial election to the Board. These options are granted at the fair market value of our common stock on the date of grant and are immediately exercisable.

In fiscal 2003, the Board formed a special committee to review the strategic direction of Net2Phone. The Chairman of the special committee, James Mellor, received $10,000 for his service on this committee, and the other members of the Committee, Jesse King, Stephen Goldsmith and Dr. Michael Weiss, each received $7,500 for their service on this committee. In July 2003, the Board approved compensating the members of the Audit Committee for the additional time required to devote to Audit Committee matters. Each member of the Audit Committee will receive $1,000 for each Audit Committee meeting attended. In addition, Mr. Mellor will receive $7,500 for his services as Chairman of the Committee and Messrs. McPherson and Oppenheimer will receive $5,000 for their services on the Committee.

Are employees of Net2Phone paid additional compensation for service as a director?

No. We do, however, reimburse them for travel and other related expenses. See “Employment, Severance and Change of Control Agreements” and “Transactions with Directors” for a description of transactions with certain current and former directors.

How often did the Board meet during fiscal 2003?

The Board of Directors met 5 times during fiscal 2003. All members of the board attended more than 75% of the meetings of the Board and the committees on which they serve, except for Mr. Werner, who attended 3 of the 5 meetings of the Board of Directors.

What committees has the Board established?

The Board of Directors has two active, standing committees, the Compensation and Audit Committees. The Audit Committee is comprised of three independent directors, as defined by the new National Association of Securities Dealers, or NASD, listing standards, and operates under a written charter approved by the Board of Directors. In October 2002, the Board of Directors created a special committee to review the strategic direction of Net2Phone. This special committee made several reports to the Board and was disbanded in October 2003. In October 2003, the Board formed an Independent Committee to approve a material transaction with IDT Corporation. Messrs. Mellor, Goldsmith, King, and Schulman served on this committee.

The function of nominating directors is carried out by the entire Board of Directors, and, therefore, we do not maintain a standing nominating committee or other committee performing similar functions at this time. Our Bylaws, however, provide a procedure for you to recommend candidates for director at an annual meeting. For more information, see page 32 under “Stockholder Proposals and Nominations.”

Back to Contents

Name	Compensation Committee	Audit Committee

James R. Mellor	x	x
Jesse King	x
Harry C. McPherson, Jr.		x
Dr. Michael J. Weiss	x
Marc J. Oppenheimer		x

Compensation Committee	3 meetings in fiscal year 2003

•	reviews and approves compensation of executive officers, including payment of salaries, bonuses and incentive compensation;

•	determines our compensation policies and programs; and

•	administers our 1999 Amended and Restated Stock Option and Incentive Plan.

Audit Committee	6 meetings in fiscal year 2003

•	oversees the retention, performance and compensation of independent accountants;

•	oversees the audit and non-audit activities of the independent accountants of Net2Phone;

•
meets separately and privately with the independent auditors to ensure that the scope of their activities has not been restricted and that adequate responses to their recommendations have been received;

•	receives and accepts the report of independent auditors; and

•	has such other duties and responsibilities set forth in its written charter.

The Board of Directors has determined that Marc J. Oppenheimer is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Board of Directors has also determined that all of the members of the Audit Committee are “independent” as defined by the new rules of the NASD.

Back to Contents

APPROVE AN AMENDMENT TO THE NET2PHONE, INC.
1999 AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN
(Item No. 2 on Proxy Card)

Our Board has approved, subject to stockholder approval, an amendment to the Net2Phone, Inc. 1999 Amended and Restated Stock Option and Incentive Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares to an aggregate of 18,940,000 shares, and has directed that this amendment be submitted as a proposal for stockholder approval at this meeting. The plan was originally adopted in April 1999 and was amended in July 2000.

What am I voting on?

A proposal to approve an amendment to the plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares to an aggregate of 18,940,000 shares. Before you decide how to vote, you should review the summary below and the full text of the plan attached hereto as Appendix A with the proposed change highlighted in Section 5(a) of the plan.

What is the plan and why is it important to me?

The plan allows our officers, directors, key employees and consultants, to receive awards of stock options, stock appreciation rights, limited stock appreciation rights and restricted stock in Net2Phone. The key provisions of the plan are summarized below.

The plan is beneficial to us as a means of promoting the success and enhancing the value of Net2Phone by linking the personal interests of the participants to those of our stockholders and by providing participants with an incentive for outstanding performance. These incentives also provide us flexibility in our ability to attract and retain the services of directors, officers, employees and others upon whose judgment, interest and special effort the success of our business is largely dependent. Our Board of Directors believes that the shares remaining available for issuance pursuant to the plan, approximately 882,048 shares, are insufficient to provide us with the necessary flexibility. Accordingly, we are requesting our stockholders to consider and approve the amendment to the plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares.

Who is eligible to participate in the plan?

The following persons are eligible to participate in the plan:

•
officers, key employees and consultants of Net2Phone and any parent or subsidiary (approximately 3,800 individuals). Approximately 3,549 of these individuals work for IDT Corporation, and, although they qualify to participate in our stock option plan, we do not anticipate granting these individuals stock options unless the Compensation Committee determines, as required by the plan, that their present and potential contributions to the success of Net2Phone merit their participation in the plan.

•
directors of Net2Phone and any parent or subsidiary (approximately 23 individuals). Ten of these individuals are directors of IDT Corporation and, although they qualify to participate in our stock option plan, we do not anticipate granting these individuals stock options unless the Compensation Committee determines, as required by the plan, that their present and potential contributions to the success of Net2Phone merit their participation in the plan.

The selection of those participants who will receive awards under the plan is entirely within the discretion of the Board or the Compensation Committee.

How is the plan administered?

The Compensation Committee of our Board, which currently consists of Messrs. Mellor, King and Weiss, administers the plan. Subject to the provisions of the plan, the Compensation Committee determines the type of award, when and to whom awards will be granted, the number of shares covered by each award and the terms and kind of consideration payable with respect to awards. The Compensation Committee may interpret the plan and may at any time adopt rules and regulations for the plan as it deems advisable.

Back to Contents

What types of awards are provided for under the plan?

Stock Options. Options granted under the plan may be incentive stock options or nonqualified stock options. An option may be granted on the terms and conditions as the Compensation Committee may approve, and generally may be exercised for a period of up to ten years from the date of grant. Generally, incentive stock options will be granted with an exercise price equal to the fair market value on the date of grant. Additional limitations apply to incentive stock options granted to a grantee that beneficially holds 10% or more of our voting stock. Options granted under the plan become exercisable at those times and under the conditions determined by the Compensation Committee.

Non-Employee Director Stock Options. The plan provides for automatic option grants to eligible non-employee directors. Options to purchase 10,000 shares of common stock have been granted to each eligible non-employee director and options to purchase 10,000 shares of common stock will be granted to each new eligible non-employee director upon the director’s initial election to the board. In addition, options to purchase 10,000 shares of common stock are granted annually to each eligible non-employee director on the anniversary date of his or her election to the board. Each of these options will have an exercise price equal to the fair market value of a share of common stock on the date of grant. All options granted to non-employee directors will be immediately exercisable. All options held by non- employee directors, to the extent not exercised, expire on the earliest of:

•	the tenth anniversary of the date of grant;

•	one year following the optionee’s termination of directorship other than for cause; and

•	three months following the optionee’s termination of directorship for cause.

Stock Appreciation Rights and Limited Stock Appreciation Rights. Stock appreciation rights and limited stock appreciation rights may be granted simultaneously with the grant of an option or, in the case of nonqualified stock options, at any time during its term. Generally, stock appreciation rights and limited stock appreciation rights may be exercised only at that time as the related option is exercisable. Upon exercise of a stock appreciation right, a grantee will receive for each share for which a stock appreciation right is exercised, an amount in cash or common stock, as determined by the Compensation Committee, equal to the excess of the fair market value of a share of common stock on the date the stock appreciation right is exercised over the exercise price per share of the option to which the stock appreciation right relates.

Limited stock appreciation rights may be exercised only during the 90 days following a change in control, merger or similar transaction, involving Net2Phone. Upon exercise of a limited stock appreciation right, a grantee will receive, for each share for which a limited stock appreciation right is exercised, an amount in cash equal to the excess of the highest fair market value of a share of our common stock during the 90-day period ending on the date the limited stock appreciation right is exercised, or an amount equal to the highest price per share paid for shares of our common stock in connection with a merger or a change of control of Net2Phone, whichever is greater, over the exercise price per share of the option to which the limited stock appreciation right relates. In no event, however, may the holder of a limited stock appreciation right granted in connection with an incentive stock option receive an amount in excess of the maximum amount that will enable the option to continue to qualify as an incentive stock option.

Restricted Stock. The plan also provides for the granting of restricted stock awards, which are awards of common stock that may not be disposed of, except by will or the laws of descent and distribution, for a period of time determined by the Compensation Committee. The Compensation Committee may also impose other conditions and restrictions on the shares as it deems appropriate, including the satisfaction of performance criteria. All restrictions affecting the awarded shares will lapse in the event of a merger or similar transaction involving Net2Phone.

Can the plan be amended or terminated?

The Board may amend or terminate the plan. However, as required by any law, regulation or stock exchange rule, no change shall be effective without the approval of our stockholders. In addition, no change may adversely affect an award previously granted, except with the written consent of the grantee. No awards may be granted under the plan after the tenth anniversary of its initial adoption.

Back to Contents

What are the new plan benefits?

The benefits or amounts that will be received by or allocated to:

•	each of our executive officers named in the table on page 16,

•	all current executive officers, as a group,

•	all current directors who are not executive officers, as a group, and

•	all employees, including all current officers who are not executive officers, as a group,

are not presently determinable, except for the automatic annual grants of options to purchase 10,000 shares of our common stock granted to each non-employee director. Grants or awards under the current plan are made at the discretion of the Compensation Committee. See “Options Grants During Fiscal 2003” and “Employment, Severance and Change of Control Agreements” below.

What are the federal income tax consequences related to stock options?

The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the plan, and with respect to the sale of common stock acquired thereunder. This summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Because of the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of common stock acquired through the exercise of the option (“ISO Stock”). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted and one year from the date the option was exercised, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the date the option was granted and one year from the date the option was exercised, then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of the sale.

If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of the sale.

Non-Qualified Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-qualified option. However, a participant generally will recognize ordinary compensation income upon the exercise of a non- qualified option in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option (the “NQO Stock”) on the date the option was exercised over the exercise price.

A participant will have a tax basis for any NQO Stock equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NQO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NQO Stock and the participant’s tax basis in the NQO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NQO Stock for more than one year prior to the date of the sale.

Back to Contents

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, the participant’s applicable holding period and the participant’s tax basis.

Tax Consequences to Net2Phone. The grant of an award under the plan will have no tax consequences to Net2Phone. Moreover, in general, neither the exercise of an incentive stock option acquired under the plan nor the sale of any common stock acquired under the plan, will have any tax consequences to Net2Phone. However, we generally will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant under the plan, including in connection with a restricted stock award or as a result of the exercise of a non-qualified stock option. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

What was the closing price of our common stock?

The closing price of our common stock reported on the Nasdaq National Market for November 17, 2003, was $5.51 per share.

How many shares have we authorized for issuance with respect to our equity compensation plans?

The following table provides, as of July 31, 2003, information with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

	(a)		(b)	(c)
Plan Category	Number of securities to be issuance upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	10,296,207	(1)	$4.97	874,792
Equity compensation plans not approved by security holders	150,000	(2)	$4.36	0

Total	10,446,207		$4.97	874,792

(1)	Represents stock options issued pursuant to 1999 Amended and Restated Stock Option and Incentive Plan.
(2)
On August 6, 2001, we granted options to purchase 50,000 shares of our common stock to each of three employees of Aplio, S.A., a subsidiary of Net2Phone. The exercise price per share of these options was $4.36, subject to certain adjustments. The options were fully vested upon the execution of the stock option agreements, and may be exercised through January 3, 2005.

The Board of Directors unanimously recommends a vote FOR the amendment to the Net2Phone, Inc. 1999 Amended and Restated Stock Option and Incentive Plan.

Back to Contents

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
(Item No. 3 on Proxy Card)

The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP as Net2Phone’s independent accountants for the fiscal year ending July 31, 2004, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the annual meeting.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as Net2Phone’s independent accountants is not required by our Bylaws or otherwise. However, the Board is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such an appointment would be in the best interests of Net2Phone and its stockholders.

The following fees were billed to us by Ernst & Young LLP during fiscal 2003 and fiscal 2002:

	2003	2002

Audit Fees:	$597,900	$792,350
Audit-related fees*:	44,525	114,100
Tax fees*:	17,100	172,150
All other fees*:	23,340	—

Total:	$682,865	$1,078,600

*Audit-related fees include statutory audits and Sarbanes-Oxley related consultation and assistance. Tax fees primarily consist of tax compliance and international tax consultations. All other fees primarily consist of international advisory services

The Audit Committee determined that Ernst & Young LLP’s provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as Net2Phone’s independent accountants for fiscal year 2004.

Back to Contents

EXECUTIVE COMPENSATION

This section contains charts that show the amount of compensation earned by our Chief Executive Officer and by our four other most highly paid executive officers. It also contains the Report of the Compensation Committee explaining the compensation philosophy for our most highly paid officers.

Summary Compensation Table

The following table sets forth information relating to the compensation paid in fiscal 2003, 2002 and 2001 to our Chief Executive Officer and the other executive officers who earned the most compensation for services rendered on our behalf (collectively, the “Named Executives”).

		Annual compensation			Long-Term compensation awards Awards
Name and principal position	Fiscal Year	Salary ($)	Bonus ($)		Restricted stock award(s) ($)		Securities underlying options (#)		All other compensation ($)(1)

Stephen M. Greenberg	2003	303,390	749,859	(2)	—		—		—
Chief Executive Officer	2002	302,651	—		—		1,075,000	(3)	—
	2001	242,318	—		393,750	(4)	240,000		—

Jonathan Reich	2003	228,415	96,931	(5)	—		—		6,039	(6)
Chief Executive Officer,	2002	191,073	45,000		—		559,000	(7)	6,049	(6)
Net2Phone Global Services	2001	139,952	—		—		75,000		5,088	(6)

Bryan Wiener	2003	193,627	72,023		—		—		6,596	(6)
President,	2002	190,000	55,000		—		260,000	(8)	5,341	(6)
Net2Phone Global Services	2001	190,000	66,537		—		40,000		5,878	(6)

Bruce Shoulson (9)	2003	257,465	81,875	(10)	—		—		6,781	(6)
General Counsel	2002	252,340	40,000		—		275,000	(11)	6,200	(6)
	2001	106,129	31,250		—		150,000		776	(6)

Jeffrey Skelton	2003	253,415	25,000	(12)	—		—		7,715	(6)
Chief Technology Officer	2002	250,807	26,000		—		318,400	(13)	3,785	(6)
	2001	141,346	50,500		—		190,000		8,080	(6)
Norman Klugman (14)	2003	199,166	—				—		622,960	(15)
Previous Chief Financial Officer	2002	86,539	—		—		150,000		—
and Chief Operating Officer	2001	—	—				—		—

Dominick Tolli	2003	118,202	23,579				—		162,930	(16)
Previous President,	2002	194,946	45,000		—		450,000	(17)	5,817	(6)
Business Operations	2001	145,695	50,000		—		90,000		5,213	(6)

(1)	With respect to loans and related transactions with the Named Executives, please see “Certain relationships and related transactions” above.
(2)	Includes a cash bonus of $656,109 paid in October 2003 and a grant of shares of our common stock with a market value of $93,750, which shares will be issued in early 2004.
(3)
Represents an option to purchase 300,000 shares of our common stock granted in fiscal 2002 and a replacement option to purchase 775,000 shares of our common stock granted as part of our stock option exchange program.

(4)
Mr. Greenberg was granted 50,000 shares of restricted stock pursuant to his employment agreement with us on January 2, 2001, all of which were fully vested as of the date of grant. The closing price of our common stock on January 2, 2001, as reported on the NASDAQ National Market, was $7.875 per share. If we ever pay a dividend on our common stock to our stockholders, Mr. Greenberg would receive an equivalent dividend on his restricted stock.

Back to Contents

(5)
Includes a cash bonus of $25,500 paid in April 2003 and a grant of shares of our common stock with a market value of $71,431, which shares will be issued in early 2004. Does not include a bonus payment of $45,000 paid in October 2003 and earned in fiscal 2004.

(6)	Represents matching contributions to the Net2Phone 401(k) plan.
(7)
Represents an option to purchase 300,000 shares of our common stock granted in fiscal 2002 and a replacement option to purchase 259,000 shares of our common stock granted as part of our stock option exchange program.

(8)
Represents an option to purchase 100,000 shares of our common stock granted in fiscal 2002 and a replacement option to purchase 160,000 shares of our common stock granted as part of our stock option exchange program.

(9)	Mr. Shoulson started his employment with us in February 2001.
(10)	Represents a grant of shares of our common stock with a market value of $81,875, which shares will be issued in early 2004.
(11)
Represents an option to purchase 125,000 shares of our common stock granted in fiscal 2002 and a replacement option to purchase 150,000 shares of our common stock granted as part of our stock option exchange program.

(12)	Includes a cash bonus of $12,500 paid in October 2003 and a grant of shares of our common stock with a market value of $12,500, which shares will be issued in early 2004.
(13)
Represents an option to purchase 100,000 shares of our common stock granted in fiscal 2002 and a replacement option to purchase 218,400 shares of our common stock granted as part of our stock option exchange program.

(14)	Mr. Klugman resigned as our Chief Operating Officer as of July 31, 2003.
(15)	Represents $26,000 in continuation salary payments and $596,960 in severance paid in fiscal 2004.
(16)	Represents $162,260 in severance payments in connection with his resignation in December 2002 and $670 in matching contributions to the Net2Phone 401(k) plan.
(17)
Represents an option to purchase 300,000 shares of our common stock granted in fiscal 2002 and a replacement option to purchase 150,000 shares of our common stock granted as part of our stock option exchange program.

Back to Contents

Options grants during fiscal year 2003

There were no options granted to the Named Executive Officers during fiscal 2003. A total of 961,600 options were granted to all employees during fiscal 2003.

Aggregated option exercises in last fiscal year and fiscal year-end option values

The following table describes the value of options exercised in fiscal 2003 and the value of unexercised options held by the Named Executives as of July 31, 2003.

Name	Number of shares acquired on exercise	Value realized ($)	Number of securities underlying unexercised options at fiscal year-end exercisable/unexercisable	Value of unexercised in-the-money options at fiscal year-end ($)(1) exercisable/unexercisable

Stephen M. Greenberg	0	0	848,332/226,668	1,316,333/144,667
Jeffrey S. Skelton	0	0	298,093/40,557	421,510/33,503
Bruce Shoulson	0	0	201,388/73,612	297,248/106,752
Jonathan Reich	0	0	447,916/156,084	576,899/43,951
Bryan Wiener	0	0	215,000/35,000	268,500/23,500
Norman Klugman	0	0	150,000/0	18,000/0
Dominick Tolli	150,000	126,712	300,000/0	66,000/0

(1)
Options are considered “in-the-money,” if the fair market value of the underlying securities exceeds the exercise price of the options. The year-end values represent the difference between the fair market value of the common stock subject to the options (the closing price of Net2Phone’s common stock on July 31, 2003, as reported on the Nasdaq National Market, was $5.30 per share) and the exercise price of the options.

Employment, severance and change of control agreements

Messrs. Greenberg, Shoulson and Reich employment agreements.     On August 1, 2003, we entered into an employment agreement with Stephen Greenberg. On January 8, 2001, we entered into an employment agreement with Bruce Shoulson and later amended the employment agreement on December 10, 2002. On August 1, 2002, we entered into an employment agreement with Jonathan Reich. Messrs. Greenberg and Shoulson’s employment agreements have three year terms. The initial term of Mr. Reich’s agreement expires on July 31, 2005. Each of these employment agreements will automatically be renewed for successive one year terms unless terminated by either party.

In addition to information found elsewhere in this proxy statement, each employment agreement provides for an annual base salary, an annual bonus, participation in our benefits plans and certain other fringe benefits. The following table shows the annual base salary, minimum annual bonus, stock option grants and awards of restricted stock for each of these executives as set forth in their respective agreements.

Back to Contents

Executive	Base salary (1)	Minimum annual bonus	Stock option grant		Restricted stock award

Stephen M. Greenberg	$400,000	50% of Base Salary	—		—
Bruce Shoulson	$260,000	25% of Base Salary	150,000	(2)(3)	—
Jonathan Reich	$225,000	25% of Base Salary	105,000	(4)	—

(1)	Each executive’s base salary is reviewed at least annually for consideration of appropriate merit-based increases.
(2)
These options vest as follows: one-third on the first anniversary of the grant date and the remaining portion vests on a pro rata basis on the last day of each month for the twenty-four months following the first anniversary of the grant date.

(3)
We have guaranteed that the value of Mr. Shoulson’s 150,000 options will be at least $1.6 million on January 7, 2004. To the extent the value of such options is less than $1.6 million, we will pay Mr. Shoulson the difference in cash.

(4)	These options vest as follows: 33% on October 23, 2004, 33% on October 23, 2005, 33% on October 23, 2006, provided that certain financial performance objectives are met.

The employment agreements of Messrs. Greenberg, Shoulson and Reich each provide certain severance benefits to such employees if, during the term of the agreement, we terminate them without “cause” or the employee terminates his employment for “good reason”. Mr. Greenberg’s employment agreement provides that in such event Mr. Greenberg is entitled to receive his then current base salary and annual bonus for a period of two years following termination, payable in accordance with our regular payroll and bonus payment dates. Messrs. Shoulson and Reich’s employment agreements are consistent with Mr. Greenberg’s in this respect, except that, unless termination occurs following a change in control, Mr. Reich is entitled to his base salary and bonus for the greater of one year following termination or the remaining term under his agreement. If such termination follows a change in control, Mr. Reich’s employment agreement provides that base salary and bonus payments will be made for two years following termination.

In addition to the foregoing, each of Messrs. Greenberg, Shoulson and Reich’s employment agreements provide that in the event the employee is terminated without “cause” or the employee terminates for “good reason”, he is entitled to (1) a lump-sum cash payment equal to the sum of his earned but unpaid base salary through the date of termination, any earned but unpaid annual bonus for any completed calendar year and any unreimbursed business expenses or other amounts due, (2) a lump-sum cash payment equal to a pro rata portion of his annual bonus for any partial calendar year of service through the date of termination and (3) medical, dental, disability, life insurance and other fringe benefits for the two-year period following the date of termination.

Finally, in the event of a termination of the employment agreements of Messrs. Greenberg, Shoulson or Reich by us other than for “cause” or by the employee for “good reason”, all of the employee’s then unvested options will immediately vest and the expiration date of such options will be extended. The expiration dates of Mr. Greenberg’s and Mr. Shoulson’s options is to be extended until two and four years from the date of each of their terminations, respectively. The expiration dates of Mr. Reich’s options are to be extended, as applicable, until the tenth anniversary of their grant date.

Mr. Greenberg’s previous employment agreement dated July 31, 2000, provided that, to help defray the tax expense of the 50,000 shares of restricted stock granted to Mr. Greenberg pursuant to the Agreement, the Company would loan Mr. Greenberg an amount necessary to pay such taxes. We granted Mr. Greenberg a loan for $600,000, with a term of three years and an interest rate equal to the Short-Term Applicable Federal Rate. Mr. Greenberg repaid this loan, with interest, in October 2003. The Compensation Committee awarded Mr. Greenberg a bonus of $656,000 in October 2003.

Back to Contents

Mr. Tolli’s employment agreement and separation agreement.     In September 2001, we entered into an employment agreement with Mr. Tolli. Mr. Tolli terminated his employment with us in December 2002. Pursuant to the agreement, Mr. Tolli will receive, for one year following his termination, equal bi-weekly payments equal in the aggregate to the sum of his then current salary and his then-current bonus amount. In addition, Mr. Tolli received a lump-sum cash payment equal to a pro rata portion of his annual bonus for any partial calendar year of service through the date of termination, he will continue to receive medical, dental, disability, life insurance and other fringe benefits for the two-year period following the date of termination, and of all his outstanding unvested stock options were immediately vested and he was given the right to exercise all vested options until the second anniversary following the date of termination.

Messrs. Balter, Slasky and Klugman separation agreements.     In October 2001, Howard Balter resigned as our Chief Executive Officer. Pursuant to an agreement between Mr. Balter and Net2Phone, Mr. Balter waived various rights under his employment agreement, entered into a 30 month restrictive non-compete covenant and agreed to provide consulting services for a 15 month period, all in exchange for the settlement of various loans from Net2Phone (described below) and the guarantee of continued benefits for two years following his resignation. In addition, at the conclusion of the first three months of the consultancy period, Mr. Balter’s options were repriced so that the exercise price was $0.01 per share. Mr. Balter waived all rights to assert any claims against Net2Phone and ADIR Technologies, Inc., our majority owned subsidiary, relating to his employment agreement with Net2Phone. The aggregate principal amount of Mr. Balter’s borrowing from Net2Phone and ADIR was $4.4 million. In addition, Net2Phone had guaranteed the repayment of a bank loan to Mr. Balter in the principal sum of $5.0 million. Net2Phone repaid the bank loan and forgave $2 million of the other indebtedness after the completion of the first three months of Mr. Balter’s consulting arrangement and agreed to forgive the balance after the completion of the entire consulting period.

In January 2002, Ilan Slasky tendered his resignation as our Chief Financial Officer. Mr. Slasky’s resignation became effective upon his successor’s assumption of the responsibility in March 2002. Pursuant to an agreement between Mr. Slasky and Net2Phone, Mr. Slasky waived various rights under his employment agreement, entered into a two year restrictive non-compete covenant and agreed to provide consulting services for a four year period, all in exchange for settlement of various loans with Net2Phone and the guarantee of continued benefits for a similar period. In addition, Mr. Slasky’s options were repriced on January 31, 2002 so that the exercise price was $0.01 per share. Mr. Slasky waived all of his rights under his employment agreement with Net2Phone. The aggregate principal sum of Mr. Slasky’s borrowings from Net2Phone was $1.5 million. Net2Phone agreed to forgive the loans in four equal installments upon the completion of each of the four years of his consulting arrangement.

In addition, in connection with the termination of his employment, Mr. Slasky sold 500 shares of ADIR stock to IDT Corporation. IDT then transferred the ADIR shares to us for 273,798 shares of Net2Phone common stock valued at $1.4 million or $5.20 per share, the closing price of the stock on January 24, 2002. Under certain circumstances, Net2Phone is required to guarantee to IDT that the shares still owned by it on January 31, 2007 will have a market value of at least $5.20 per share on that date.

In April 2003, Norman Klugman, our Chief Operating Officer, announced his intention to resign and terminated his employment with us in July 2003. During fiscal 2003, we recorded a $0.8 million charge related to a severance agreement reached with Mr. Klugman. Mr. Klugman waived all of his rights under his employment agreement. As consideration for his waiver, we paid Mr. Klugman a lump sum of $596,960, caused his options to immediately vest and extended the expiration date of his options until the tenth anniversary of their grant date.

Back to Contents

Section 16 beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, each a Reporting Person, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, we believe that during our preceding fiscal year all Section 16(a) filing requirements applicable to our Reporting Persons were complied with except with respect to Dominick Tolli and Glenn Williams, who each filed a late Form 4.

Report of the Compensation Committee on Executive Compensation

The following report shall not be deemed to be soliciting material or filed or incorporated by reference into any filing of Net2Phone under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether filed before or after the date hereof and regardless of any general incorporation language in any such filing, except to the extent we specifically incorporate this report by reference therein.

The Compensation Committee of the Board of Directors, comprised of directors who are not employees or former employees of Net2Phone, has furnished the following report on executive compensation for fiscal 2003.

Net2Phone, Inc. Report of Compensation Committee

What is Net2Phone’s philosophy of executive officer compensation?

The compensation program for executive officers of Net2Phone is based upon three key elements:

•	base salary,

•	annual bonus, and

•	stock options.

The Compensation Committee believes that this three-pronged approach best serves the interests of the Company and its stockholders by enabling the Company to attract and retain qualified executives in the competitive market environment in which the Company does business and, further, provides a compensation framework that advances both the short- and long-term interests of the Company and its stockholders.

Each element of the executive compensation program has a somewhat different purpose. The base salary component is designed to attract, motivate and retain highly qualified executives by compensating them for their performance. The annual bonus component is designed to reward executives for individual and Company performance. The stock option component is designed to provide long-term incentives for executives to perform. The Committee believes that this mix of short- and long-term compensation components provides a balanced approach that enables Net2Phone to attract and retain qualified executives, rewards such executives for their individual and collective contribution to the success of the Company, and ensures that the incentives of the executives are aligned with the best interests of its stockholders.

The fiscal year 2003 compensation for executives of the Company, including the Chief Executive Officer, was based upon this compensation framework, taking into account the terms of the executive’s employment agreement with the Company, if any, the level of responsibility, performance, current salary, prior bonuses and other compensation awards, if any, in addition to the market for executive talent, Net2Phone’s overall performance, and Net2Phone’s future objectives and challenges.

How do we determine base salary?

Base salaries are initially set when an executive joins the Company or is promoted from within the Company based upon the executive’s position and responsibilities to the Company. Base salaries are designed to attract and retain highly qualified executives taking into account the executive’s performance during the past year, future responsibilities, and market conditions for qualified executives.

Back to Contents

How are annual bonuses determined?

Bonuses are typically based upon the executive’s performance and the overall performance of the Company during a given year. This year, for the first time, the Compensation Committee has elected to pay fiscal 2003 executive bonuses in the form of stock, and not in cash. The Company will issue these stock grants in January 2004. These stock grants were awarded under the 1999 Amended and Restated Stock Option and Incentive Plan (the “Plan”). The Plan is administered by the Compensation Committee. The Committee may elect to pay some or all of future bonuses in stock.

How is compensation used to focus management on long-term value creation?

The Committee also awards stock options under the Plan to provide employees with long-term incentives by giving them an opportunity to obtain equity stakes in the Company. Stock options awarded under the Plan typically vest over a period of up to four years and are designed to reward employees only if the value of the stock of the Company rises.

Further, the Plan is designed to retain employees in that the ability of an employee to exercise options previously granted and vested is conditioned upon continued employment with the Company or its affiliated entities as provided for in the Plan. Unexercised options are typically forfeited if the employee leaves the Company or its affiliated entities prior to the time such options vest or, if vested upon termination, if the employee fails to exercise such options prior to the end of a stated period of time following termination.

In making option grants, the Compensation Committee or Board considers the employee’s position, performance and responsibilities to the Company, his or her role in helping Net2Phone achieve its goals, previous grants made to the employee and other employees of the Company and, from time to time, considers grants made to employees of other companies in the markets in which Net2Phone competes for qualified employees.

Do executives receive any other benefits?

Certain executives also participate in various other benefit plans, including medical plans and a 401(k) plan, which are generally available to all employees of Net2Phone.

How is Net2Phone’s Chief Executive Officer compensated?

Stephen Greenberg’s compensation for the fiscal year ending July 31, 2003, was largely based upon the terms of his employment agreement with the Company and the broad framework discussed above for executive officers in general. Mr. Greenberg had waived his contractual bonuses for each of fiscal 2001 and fiscal 2002. His fiscal 2003 compensation includes a base salary and bonus components. In addition to granting Mr. Greenberg a stock bonus of $93,750.00 to be paid in January, 2004, the Committee rewarded Mr. Greenberg with an additional cash bonus of $656,000 in recognition of his efforts and achievements in improving the Company’s image in the financial community and its performance in terms of reduced loss and cash burn and his promotion of the Company’s cable telephony initiative.

Back to Contents

How is Net2Phone addressing Internal Revenue Code limits on deductibility of compensation?

Section 162(m) of the Internal Revenue Code, adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any “covered employee” in any taxable year beginning after December 31, 1993. The term “covered employee” for this purpose is defined generally as the chief executive officer and the four other highest-paid employees of the corporation. In calendar 2002, Net2Phone did not pay compensation to any executive that exceeded the $1,000,000 limit established in Section 162(m).

James R. Mellor Dr. Michael J. Weiss Jesse King

As Members of the Compensation Committee

Back to Contents

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Net2Phone’s audited financial statements for the year ended July 31, 2003. This report shall not be deemed to be soliciting material or filed or incorporated by reference into any filing of Net2Phone under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether filed before or after the date hereof and regardless of any general incorporation language in any such filing, except to the extent we specifically incorporate this report by reference therein.

In the performance of our oversight function, we reviewed and discussed with management the Net2Phone audited financial statements for the fiscal year ended July 31, 2003. Also, we reviewed with Ernst & Young LLP, who is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality and acceptability of Net2Phone’s accounting principles and any other matters that we are required to discuss under generally accepted auditing standards. In addition, we have discussed with Ernst & Young LLP matters required to be discussed by Statement on Auditing Standards No. 61 pertaining to communications with Audit Committees. We have also received and reviewed the written disclosures from Ernst & Young LLP required by Independence Standards Board Standard No. 1 and have discussed with Ernst & Young LLP matters relating to its independence, including the fees for non-audit services provided by Ernst & Young, LLP.

We discussed with Ernst & Young LLP the overall scope and plans of their audits. We met with Ernst & Young LLP, as Net2Phone’s independent auditors, with and without management present, to discuss results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, we recommended to the Board, and the Board has approved, that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2003, for filing with the SEC.

James R. Mellor Marc J. Oppenheimer Harry C. McPherson, Jr.

As Members of the Audit Committee

Back to Contents

STOCK PRICE PERFORMANCE GRAPH

The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of:

•	our common stock,

•	the Standard & Poor’s Small Cap 600 Stock Index, and

•	the Nasdaq Telecommunications Index,

from August 2, 1999 (the date of our initial pubic offering) through July 31, 2003 (the end of our fiscal year).

The graph assumes that $100 was invested on August 2, 1999 in our common stock and in each of the comparison indices, and assumes that all dividends paid were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

COMPARISON OF 4 YEAR CUMULATIVE TOTAL RETURN*

AMONG NET2PHONE, INC., THE S & P SMALLCAP 600 INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

$200.00
$175.00
$150.00
$125.00
$100.00
$75.00
$50.00
$25.00
$0.00
August 2, 1999
July 31, 2000
July 31, 2001
July 31, 2002
July 31, 2003
Net2Phone
S&P Small Cap 600
Nasdaq Telecommunications

* $100 invested on 8/2/99 in stock or on 7/31/99 in index-including reinvestment of dividends. Fiscal year ending August 31.

Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

Back to Contents

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF OUR PRINCIPAL
STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table contains information about the beneficial ownership of our capital stock for:

•	each of our directors;

•	each of our named executive officers;

•	all directors and executive officers as a group; and

•	each stockholder known by us to own beneficially more than 5% of our common stock.

Our capital stock consists of our common stock and our Class A Common Stock which has two votes per share. The percentage of ownership beneficially owned in the following table is based on 60,415,821 shares of capital stock outstanding on November 7, 2003. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of capital stock shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are exercisable as of November 7, 2003 or will become exercisable within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Except as noted below, the address of each person listed on the table is c/o Net2Phone, Inc., 520 Broad Street, Newark, New Jersey 07102.

Holders	Number of shares beneficially owned	Percentage beneficially owned(1)	Percentage voting power(2)

NTOP Holdings, L.L.C. (3)(4)(5)	28,896,750	47.83%	64.70%
400 North Stephanie Street, Suite 235
Henderson, Nevada 89014
Liberty Media Corporation (3)(5)(6)	28,896,750	47.83%	64.70%
12300 Liberty Blvd. Englewood, Colorado 80112
IDT Corporation (5)	28,896,750	47.83%	64.70%
520 Broad Street
Newark, New Jersey 07102
Howard Jonas (7)	28,896,750	47.83%	64.70%
c/o IDT Corporation 520 Broad Street Newark, New Jersey 07102
James A. Courter (8)	28,978,054	47.96%	64.79%
c/o IDT Corporation 520 Broad Street Newark, New Jersey 07102
Strong Capital Management, Inc. (3)(9)	2,479,678	4.10%	2.78%
100 Heritage Reserve Menomonee Falls, Wisconsin 53051
Bank of America Corporation (3)(10)	2,000,500	3.31%	2.24%
100 North Tryon Street Charlotte, North Carolina 28255

Back to Contents

	Prior to the offerings
Holders	Number of shares beneficially owned		Percentage beneficially owned(1)	Percentage voting power(2)

David A. Rocker(11) c/o Rocker Partners, L.P.	1,666,237		2.76%	1.87%
45 Rockefeller Plaza Suite 1799 New York, New York 10211
Stephen M. Greenberg (12)	976,998		1.62%	1.09%
Jeffrey Skelton (13)	337,031		*	*
Bruce Shoulson (14)	225,640		*	*
Jonathan Reich (15)	506,092		*	*
Bryan Wiener (16)	226,918		*	*
Stephen R. Brown (17)	87,180		*	*
Harry C. McPherson, Jr. (18)	60,000		*	*
Joyce J. Mason (19)	50,600		*	*
James R. Mellor (18)	60,000		*	*
Michael J. Weiss (20)	21,500		*	*
Jesse P. King (18)	30,000		*	*
Daniel H. Schulman (18)	10,000		*	*
Anthony G. Werner (18)	10,000		*	*
Stephen Goldsmith (18)	20,000		*	*
Marc J. Oppenheimer (18)	10,000		*	*
Executive Officers and Directors as a group (21 persons)	31,927,077	(21)	52.84%	68.09%

*	Less than one percent.
(1)	All ownership percentage calculations assume that all shares of Class A Common Stock have been converted into shares of common stock.
(2)
All voting power percentage calculations are made assuming that no shares of Class A Common Stock have been converted into shares of common stock. Each share of Class A Common Stock has two votes per share, and each share of common stock has one vote per share.

(3)
We have relied, without further investigation, on information filed by the reporting person with the Securities and Exchange Commission under the Securities Exchange Act of 1934. We make no representation as to the accuracy or completeness of the information reported.

(4)
NTOP Holdings, L.L.C., through a series of transactions between IDT Corporation and Liberty Media Corporation and their respective subsidiaries, holds an aggregate of 28,896,750 million shares of our Class A Common Stock. IDT is the managing member of NTOP Holdings and controls the right to vote the shares of Class A Common Stock held by NTOP Holdings on most matters. After December 31, 2003, Liberty Media and IDT each have the right to dissolve the LLC. If either elects to do so, IDT will no longer have majority voting control over Net2Phone.

(5)
Based on a Schedule 13D/A dated October 25, 2001, filed by NTOP Holdings, L.L.C. and affiliated persons and entities. According to the Schedule 13D/A, NTOP Holdings L.L.C., IDT Domestic-Union, IDT Investments Inc., IDT Nevada Holdings, Inc., IDT Domestic Telecom, Inc., IDT Telecom, Inc., IDT Corporation and Howard S. Jonas each have sole voting and dispositive power with respect to all such shares of Class A Common Stock and ItelTech, LLC and AT&T Corp. each have shared dispositive power with respect to all such shares of Class A Common Stock. We have been notified that AT&T and its affiliates have transferred their interests in NTOP Holdings, L.L.C. to Liberty Media Corporation and IDT Corporation. Only NTOP Holdings, L.L.C. directly or indirectly beneficially owns all such shares.
(6)	Based on a Schedule 13D dated November 8, 2001, filed by Liberty Media Corporation. Represents 28,896,750 shares of Class A Common Stock held by NTOP Holdings, L.L.C., of which an indirect subsidiary of Liberty Media is a member.

Back to Contents

(7)
Howard S. Jonas, our Chairman of the Board, is also Chairman of the Board of IDT Corporation, Chairman of IDT Telecom, Inc., a director of IDT Domestic Telecom, Inc. and controls over 50% of the voting power of IDT Corporation. As a result, Mr. Jonas may be deemed to be the beneficial owner of the shares of our capital stock beneficially owned by NTOP Holdings, L.L.C.

(8)
James A. Courter, one of our directors, is President and a director of IDT Corporation. As a result, Mr. Courter may be deemed to be the beneficial owner of the shares of our capital stock beneficially owned by NTOP Holdings, L.L.C. Also includes 26,584 shares held of record and 54,720 shares issuable upon exercise of presently exercisable stock options.

(9)	Based on a Schedule 13G/A filed on March 14, 2003 by Strong Capital Management, Inc. and affiliated entities.
(10)
Based on a Schedule 13G/A filed on February 18, 2003 by Bank of America Corporation and affiliated entities. According to the Schedule 13G/A, Bank of America Corporation has shared voting and shared dispositive power with respect to 2,005,000 shares of common stock, NB Holdings Corporation has shared voting and shared dispositive power with respect to 1,005,000 shares of common stock, Bank of America N.A. has sole voting and sole dispositive power with respect to 1,000,000 shares of common stock and NMS Services, Inc. has shared voting and shared dispositive power with respect to 1,000,000 shares of common stock.

(11)	Based on a Schedule 13G/A, filed on February 13, 2003, filed by David A. Rocker.
(12)
Includes 924,998 shares that may be acquired currently or within 60 days through the exercise of stock options, 50,000 shares of restricted common stock and 2,000 shares of common stock beneficially owned by Mr. Greenberg.

(13)
Includes 312,983 shares that may be acquired currently or within 60 days through the exercise of stock options, 2,898 vested shares of common stock held in Net2Phone’s 401(k) plan and 21,150 shares of common stock beneficially owned by Mr. Skelton.

(14)	Includes 224,532 shares issuable upon exercise of presently exercisable stock options and 1,108 vested shares of common stock held in Net2Phone’s 401(k) plan.
(15)
Includes 480,046 shares issuable upon exercise of presently exercisable stock options, 2,646 vested shares of common stock held in Net2Phone’s 401(k) plan and 23,400 shares held by 1999 Reich Trust, with Mr. Reich as trustee.

(16)	Includes 225,000 shares issuable upon exercise of presently exercisable stock options and 1,918 vested shares of common stock held in Net2Phone’s 401(k) plan.
(17)	Includes 54,000 shares issuable upon exercise of presently exercisable stock options.
(18)	All of these shares are shares of common stock that may be acquired currently or within 60 days through the exercise of stock options.
(19)	Includes 36,600 shares issuable upon exercise of presently exercisable stock options.
(20)	Includes 20,000 shares issuable upon exercise of presently exercisable stock options, and 1,500 shares held by Dr. Weiss’ spouse.
(21)
Includes 28,896,750 shares of Class A Common Stock held by NTOP Holdings, L.L.C., which may be deemed to be beneficially owned by Messrs. Jonas and Courter. Also includes an aggregate of 2,843,531 shares of common stock that may be acquired currently or within 60 days through the exercise of stock options and 14,982 vested shares of common stock held in Net2Phone’s 401(k) Plan.

Back to Contents

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our relationship with IDT Corporation and Howard Jonas

We maintain significant business relationships with IDT and its affiliates and depend on our relationship with IDT for significant aspects of our business. Our companies’ headquarters are located in the same building in Newark, New Jersey. Our Chairman of the Board, Howard Jonas, is also Chairman of the Board of IDT, and three other members of our thirteen member board of directors are employees and/or directors of IDT. Mr. Jonas, together with a number of entities formed for the benefit of charities and members of his family, owns shares of IDT’s capital stock that enable him to vote more than 50 percent of IDT’s capital stock. As a result, he may be deemed to be the beneficial owner of the shares of Net2Phone capital stock owned by IDT. We also have the following material business relationships with IDT:

In fiscal 2003, IDT and its affiliates paid us $7.9 million for carrier services and $8.9 million for disposable calling cards. In fiscal 2003, IDT was our largest carrier customer, representing approximately 8.6 percent of our revenue for fiscal 2003, and an affiliate of IDT, Union Telecard Alliance, was our largest pre-paid disposable calling card customer, representing approximately 9.7 percent of our revenue.

•	In fiscal 2003, we purchased wholesale carrier services from IDT for $9.1 million.

•	Our corporate headquarters and several other facilities are leased from IDT. We paid IDT $2.0 million in lease payments in fiscal 2003.

•	On occasion, to save money, we have aggregated with IDT purchases of long distance minutes and other services.

•
We outsource some of our administrative functions to IDT when we believe IDT can provide resources more efficiently and cost effectively then we could ourselves. For example, IDT provides tax consulting services, investment management services and also internal audit support services. On occasion, we provide services to IDT, based on the need for such services. Fees for services are negotiated on a cost recovery basis. In fiscal 2003, we paid IDT approximately $120,000 for tax consulting services and $6,000 for internal audit support services.

•
We have entered into, and may continue to enter into, joint ventures and other investments with IDT that we believe to be mutually beneficial. For example, in April 2002, we formed Enterprise Communication Solutions, LLC, a Delaware limited liability company, with an affiliate of IDT to develop and offer voice communications services, data services and software systems based on VoIP technology to large U.S. corporate customers. The business plan for this company is still being developed.

•
We occasionally use the same service providers. For example, Ernst & Young LLP provides auditing and accounting services for IDT and for us. McDermott, Will & Emery provides legal services to IDT and also serves as our counsel on occasion.

Public offering to IDT and Liberty Media

We expect to offer 2,500,000 shares of our common stock to IDT and Liberty Media through a public offering we expect to close in late November or early December 2003. This offering is part of a public offering of an additional 12,075,000 shares of common stock we are currently offering to the public through a firm commitment underwriting arrangement.

Telecommunications services agreement with IDT

The success of Net2Phone Cable Telephony depends on services that we receive from IDT. On October 29, 2003, we entered into a binding memorandum of understanding with IDT for the provision of telecommunications services to Net2Phone Cable Telephony. IDT provided a limited amount of services in fiscal 2003.

The October 29, 2003 memorandum of understanding contemplates that IDT, directly or through its subsidiaries, will provide us with local and inter-exchange network access, termination, origination and other

Back to Contents

related services, drawing on its resources as a licensed local, long distance and international telecommunications provider.

IDT will provide us with these services at its incremental cost for providing the services plus a five percent margin. We believe the pricing we will receive from IDT will be more favorable than what we would be able to receive from third parties. In exchange for this pricing, access to IDT’s facilities and other benefits, we have agreed to issue to IDT 6,900,000 shares of our Class A Common Stock at the time we enter into the definitive agreement. The stock will be held in escrow and released to IDT in equal installments over five years. The stock held in escrow will secure IDT’s performance of its obligations under the agreement.

The memorandum of understanding requires us and IDT to use good faith efforts to enter into a definitive agreement relating to these services. We expect to enter into a definitive agreement within 90 days. The definitive agreement will have an indefinite term, however, either party may terminate the agreement upon 180 days notice, beginning 180 days prior to the fifth anniversary of the agreement. The terms of the memorandum of understanding were approved by an independent committee of our board of directors.

Although we intend to use IDT as our primary provider for telecommunications services related to offering cable telephony, we have sole discretion to use other telecommunications services providers. We may choose to use other providers in cases where they offer more competitive rates, in situations where IDT is not able to deliver the services we require or for other reasons as we deem strategically, operationally or financially appropriate.

Our relationship with Liberty Media

Liberty Media beneficially owns 47.9% of our outstanding capital stock through its ownership in NTOP Holdings, L.L.C. During fiscal 2003, we performed testing and trials related to our cable telephony service offering for Liberty Cablevision of Puerto Rico. Liberty Cablevision of Puerto Rico is wholly owned by Liberty Media. On October 22, 2003, we entered into a six-year Cable Telephony Service Agreement with Liberty Cablevision of Puerto Rico for the provision of cable telephony services in Puerto Rico.

Facility leases

We have entered into a sublease for the use of our Newark facilities with IDT. The Newark sublease expires on May 31, 2010, with a monthly rent of $105,320. The Hackensack lease for 294 State Street expires on December 31, 2003 with a monthly rent of $2,300. We have also entered into a co-location agreement with IDT for our Piscataway facility, which is leased by IDT from a corporation owned and controlled by Mr. Jonas. The Piscataway sublease is a month to month lease, with monthly rent of $19,800.

Officer loans

In April 2002, we loaned the sum of $3.6 million to Stephen Greenberg, our Chief Executive Officer. The loan bears interest at the Short Term Applicable Federal Rate and principal and interest are due on April 9, 2005. The loan is non-recourse to the CEO and is secured by options to purchase 300,000 shares of our common stock granted to our CEO in April 2002. Under certain circumstances, our Board of Directors may request the CEO to exercise sufficient options and sell sufficient stock to pay the unpaid balance of the loan. In addition, the Board may request that the CEO not sell the stock which will result in the unpaid loan and interest balance being reduced based upon a formula set forth in the loan agreement. When the loan expires, the CEO will have to return to us all or a portion of the unexercised options and/or shares of unsold stock and his unpaid loan and accrued interest balance will be reduced based upon a formula set forth in the loan agreement.

Pursuant to Mr. Greenberg’s employment agreement, in July 2000 we loaned him the sum of $600,000. The entire principal and interest (computed at the Short Term Applicable Federal Rate) of $656,000 was repaid in October 2003.

In January 2002, Ilan Slasky resigned as our Chief Financial Officer. Pursuant to an agreement between Mr. Slasky and us, Mr. Slasky waived various rights under his employment agreement, entered into a two year restrictive non-compete covenant and agreed to provide consulting services for a four year period all in

Back to Contents

exchange for settlement of various loans with us and the guarantee of continued benefits for a similar period. The aggregate principal sum of Mr. Slasky’s borrowings from Net2Phone was $1.5 million. Net2Phone agreed to forgive the loans in four equal installments upon the completion of each of the four years of his consulting arrangement. In connection with the termination of his employment, Mr. Slasky sold 500 shares of ADIR stock to IDT Corporation. IDT then transferred the ADIR shares to us for 273,798 shares of Net2Phone common stock valued at $1.4 million or $5.20 per share, the closing price of the stock on January 24, 2002. With certain possible exceptions, we are required, on January 31, 2004, to pay IDT the difference between the value of any shares held by IDT on such date and, if greater, $5.20 per share.

During his years of service to Net2Phone, we loaned Mr. Howard Balter, formerly Chief Executive Officer, an aggregate principal amount of $4.4 million. In addition, Net2Phone guaranteed the repayment of a bank loan to Mr. Balter in the principal sum of $5.0 million. Net2Phone repaid the bank loan and forgave $2 million of the other indebtedness after the completion of the first three months of Mr. Balter’s consulting arrangement and agreed to forgive the balance after the completion of the entire consulting period.

In September 2000, Steven Greenberg, Jeffrey Skelton, Dominick Tolli, Jonathan Reich and Glenn Williams, each an executive officer during fiscal year 2003, each purchased shares of restricted stock of ADIR Technologies, Inc., a majority-owned subsidiary of Net2Phone, in consideration for notes payable to ADIR in the amount of $43,748, $43,748, 21,874, $21,874 and $21,874, respectively. Each note was partial recourse, secured by the shares of ADIR common stock purchased by each officer and had an interest rate of 6.33% per annum. In September 2003, in consideration for general releases from these individuals, and the surrender by them of their shares of ADIR common stock, ADIR canceled the promissory notes originally delivered by such employees. The principal amount of the notes and all accrued interest equaled the book value of the surrendered shares.

Transactions with directors

We retained Piper Rudnick LLP (formerly Verner Liipfert Bernhard McPherson & Hand), a law firm of which director Harry McPherson is a partner, to perform certain legal services during fiscal 2003. These fees totaled $17,013, which were not in excess of 5 percent of the firm’s gross revenue during fiscal 2003. Piper Rudnick LLP also performs certain legal services for IDT.

In fiscal 2003, we obtained insurance policies for the benefit of Net2Phone from several insurance brokers. Some of the policies were arranged through a company affiliated with Jonathan Mason and Irwin Jonas. Jonathan Mason is the husband of Joyce Mason, a member of our board of directors, and the brother-in-law of Howard S. Jonas, our Chairman of the Board. Irwin Jonas is the father of Joyce Mason and Howard Jonas. The aggregate premiums we paid directly with respect to these policies was approximately $2,061,000. Other policies were written by other brokers with no commissions received or shared. Our insurance coverage is reviewed by an independent insurance consultant.

The company made payments for food related expenses during fiscal 2003 of approximately $47,856 to a food service provider owned by Samuel Jonas, the son of Howard S. Jonas, that operates a cafeteria in the company’s headquarters and provides certain catering services to the company.

Back to Contents

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder proposals for our 2004 Annual Meeting of Stockholders must be received at our principal executive offices by July 27, 2004, to be considered for inclusion in our proxy materials relating to such meeting. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with applicable requirements.

Stockholders may nominate directors or bring other business before the stockholders at the 2003 Annual Meeting by notifying our Secretary in writing at our principal executive offices not later than October 10, 2003. Please note that this relates only to matters you wish to bring before your fellow stockholders at our annual meeting. This is separate from the Securities and Exchange Commission’s requirements to have your proposal included in our proxy statement.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with applicable requirements.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

NET2PHONE, INC.

Glenn J. Williams Secretary and Executive Vice President of Business and Legal Affairs

November 21, 2003

Back to Contents

Appendix A

NET2PHONE, INC.
1999 AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN
(as amended on October 22, 2003)

1.	Purpose; Types of Awards; Construction.

The purpose of the Amended and Restated Net2Phone, Inc. 1999 Stock Option and Incentive Plan (the “Plan”) is to provide incentives to executive officers, other key employees, directors and consultants of Net2Phone, Inc. (the “Company”), or any parent or subsidiary of the Company which now exists or here after is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as officers, employees, directors or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company’s business. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended, and of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall be interpreted in a manner consistent with the requirements thereof.

2.	Definitions.

As used in this Plan, the following words and phrases shall have the meanings indicated:

(a) “Agreement” shall mean a written agreement entered into between the Company and a Grantee in connection with an award under the Plan.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Change in Control” means a change in ownership or control of the Company effected through either of the following:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common stock, or (D) any person who, immediately prior to the Initial Public Offering, owned more than 25% of the combined voting power of the Company’s then outstanding voting securities), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding voting securities; or

(ii) during any period of not more than two consecutive years, not including any period prior to the initial adoption of this Plan by the Board, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e) “Committee” shall mean the Compensation Committee of the Board or such other committee as the Board may designate from time to time to administer the Plan.

(f) “Common Stock” shall mean shares of common stock, par value $.01 per share, of the Company.

(g) “Company” shall mean Net2Phone Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(h) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of officer, employee, director or consultant is not interrupted or terminated. Continuous Service

Back to Contents

shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity or any successor in any capacity of officer, employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of officer, employee, director or consultant (except as otherwise provided in the applicable Agreement). An approved leave of absence shall include sick leave, maternity leave, military leave or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days unless reemployment upon expiration of such leave is guaranteed by statute or contract.

(i) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 80% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined in the Exchange Act) acquired 25% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect).

(j) “Disability” shall mean a Grantee’s inability to perform his or her duties with the Company or any of its affiliates by reason of any medically determinable physical or mental impairment, as determined by a physicians elected by the Grantee and acceptable to the Company.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(l) “Fair Market Value” per share as of a particular date shall mean(i) the closing sale price per share of common stock on the national securities exchange on which the common stock is principally traded for such date or the last preceding date on which there was a sale of such common stock on such exchange, as the Committee shall determine, or (ii) if the shares of common stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of common stock in such over-the-counter market for the last preceding date on which there was a sale of such common stock in such market, or (iii) if the shares of common stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine; provided, however, that the Fair Market Value per share on the date of the Initial Public Offering will equal the Initial Public Offering price per share or such other price that the Committee determines in its sole discretion.

(m) “Grantee” shall mean a person who receives a grant of Options, Stock Appreciation Rights, Limited Rights or Restricted Stock under the Plan.

(n) “IDT” shall mean IDT Corporation, a Delaware corporation, and any successor corporation thereto.

(o) “Incentive Stock Option” shall mean any option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

(p) “Initial Public Offering” shall mean the underwritten initial public offering of shares of common stock.

(q) “Insider” shall mean a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

(r) “Limited Right” shall mean a limited stock appreciation right granted pursuant to Section 10.

(s) “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Related Entity.

(t) “Nonqualified Stock Option” shall mean any option not designated as an Incentive Stock Option.

Back to Contents

(u) “Option” or “Options” shall mean a grant to a Grantee of an option or options to purchase shares of common stock.

(v) “Option Agreement” shall have the meaning set forth in Section 6.

(w) “Option Price” shall mean the exercise price of the shares of common stock covered by an Option.

(x) “Parent” shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an award under the Plan, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(y) “Plan” means this Net2Phone, Inc. 1999 Stock Option and Incentive Plan, as amended from time to time.

(z) “Related Entity” means any Parent, Subsidiary or any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a controlling ownership interest, directly or indirectly. IDT and each of its Subsidiaries shall be deemed to be a Related Entity.

(aa) “Restricted Period” shall have the meaning set forth in Section 11.

(bb) “Restricted Stock” means shares of common stock issued under the Plan to a Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of refusal, repurchase provisions, forfeiture provisions and other terms and conditions as shall be determined by the Committee.

(cc) “Retirement” shall mean a Grantee’s retirement in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its affiliates in which the Grantee participates.

(dd) “Rule 16b-3” shall mean Rule 16b-3, as from time to time in effect, promulgated under the Exchange Act, including any successor to such Rule.

(ee) “Stock Appreciation Right” shall mean the right, granted to a Grantee under Section 9, to be paid an amount measured by the appreciation in the Fair Market Value of a share of common stock from the date of grant to the date of exercise of the right, with payment to be made in cash or common stock as specified in the award or determined by the Committee.

(ff) “Subsidiary” shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(gg) “Tax Event” shall have the meaning set forth in Section 17.

(hh) “Ten Percent Stockholder” shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent(10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

3.	Administration.

(a) The Plan shall be administered by the Committee, the members of which shall, except as may otherwise be determined by the Board, be “non-employee directors” under Rule 16b-3 and “outside directors” under Section 162(m) of the Code. Prior to the formation of the Committee, the Board shall exercise all powers of the Committee set forth herein.

(b) The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, Stock Appreciation Rights, Limited Rights and Restricted Stock; to determine which options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Options (if any) shall be accompanied by Limited Rights; to

Back to Contents

determine the purchase price of the shares of common stock covered by each option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c) All decisions, determinations and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

4.	Eligibility.

Awards may be granted to executive officers, other key employees, directors and consultants of the Company or of any Related Entity. In addition to any other awards granted to Non-Employee Directors hereunder, awards shall be granted to Non-Employee Directors pursuant to Section 14 hereof. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.	Stock.

(a) The maximum number of shares of common stock reserved for the grant of awards under the Plan shall be [18,940,000], subject to adjustment as provided in Section 12 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

(b) If any outstanding award under the Plan should, for any reason expire, be canceled or be forfeited (other than in connection with the exercise of a Stock Appreciation Right or a Limited Right), without having been exercised in full, the shares of common stock allocable to the unexercised, canceled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

(c) Except as the Committee may otherwise determine, in no event may a Grantee be granted during any calendar year Options to acquire more than 750,000 shares of common stock or more than 750,000 shares of Restricted Stock, in each case subject to adjustment as provided in Section 12 hereof.

6.	Terms and Conditions of Options.

(a) Option Agreement. Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Option Agreement”), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement. For purposes of interpreting this Section 6, a director’s service as a member of the Board shall be deemed to be employment with the Company.

(b) Number of Shares. Each Option Agreement shall state the number of shares of common stock to which the Option relates.

(c) Type of Option. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. In the absence of such designation, the Option will be deemed to be a Nonqualified Stock Option.

(d) Option Price. Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of common stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 12 hereof.

Back to Contents

(e) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of common stock (whether then owned by the Grantee or issuable upon exercise of the Option) having a Fair Market Value equal to such Option Price or in a combination of cash and common stock, including a cashless exercise procedure through a broker-dealer; provided, however, that in the case of an Incentive Stock Option the medium of payment shall be determined at the time of grant and set forth in the applicable Option Agreement.

(f) Term and Exercisability of Options. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee, provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period will be ten (10) years from the date of the grant of the option unless otherwise determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(g) and 6(h) hereof. An Option may be exercised, as to any or all full shares of common stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Company’s transfer agent or other administrator designated by the Company, specifying the number of shares of common stock with respect to which the Option is being exercised.

(g) Termination. Except as provided in this Section 6(g) and in Section 6(h) hereof, an Option may not be exercised unless the Grantee is then in the employ of or maintaining a director or consultant relationship with the Company or a Related Entity (or a company or a Parent or Subsidiary of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed or in the director or consultant relationship since the date of grant of the Option. In the event that the employment or consultant relationship of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are exercisable at the time of Grantee’s termination may, unless earlier terminated in accordance with their terms, be exercised within three (3) months after the date of such termination (or such different period as the Committee shall prescribe).

(h) Death, Disability or Retirement of Grantee. If a Grantee shall die while employed by, or maintaining a director or consultant relationship with, the Company or a Related Entity, or within thirty (30) days after the date of termination of such Grantee’s employment, director or consultant relationship(or within such different period as the Committee may have provided pursuant to Section 6(g) hereof), or if the Grantee’s employment, director or consultant relationship shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within 180 days after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or consultant relationship of a Grantee shall terminate on account of such Grantee’s Retirement, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one hundred eighty (180) days after the date of such Retirement (or such different period as the Committee shall prescribe). Unless otherwise provided in the applicable Agreement, in the case of awards granted to consultants who do not provide services to the Company or to a Related Entity on an ongoing basis, for the purpose of determining the rights of such consultant under the Plan, the Committee shall determine the date, if any, upon which the consultant’s relationship with the Company or the Related Entity shall have been terminated.

(i) Other Provisions. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may approve.

Back to Contents

7.	Nonqualified Stock Options.

Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

8.	Incentive Stock Options.

Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 hereof:

(a) Limitation on Value of Shares. To the extent that the aggregate Fair Market Value of shares of common stock subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options, to the extent of the shares covered thereby in excess of the foregoing limitation, shall be treated as Nonqualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares of common stock shall be determined as of the date that the Option with respect to such shares was granted.

(b) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of common stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

9.	Stock Appreciation Rights.

The Committee shall have authority to grant a Stock Appreciation Right to the Grantee of any Option under the Plan with respect to all or some of the shares of common stock covered by such related Option. A Stock Appreciation Right shall, except as provided in this Section 9 or as may be determined by the Committee, be subject to the same terms and conditions as the related Option. Each Stock Appreciation Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a) Time of Grant. A Stock Appreciation Right may be granted either at the time of grant of the related option, or at any time thereafter during the term of the Option; provided, however that Stock Appreciation Rights related to Incentive Stock Options may only be granted at the time of grant of the related Option.

(b) Payment. A Stock Appreciation Right shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 9(d).

(c) Exercise. A Stock Appreciation Right shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of common stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option. Unless otherwise approved by the Committee, no Grantee shall be permitted to exercise any Stock Appreciation Right (i) until six (6) months have elapsed from the date of grant or (ii) during the period beginning two weeks prior to the end of each of the Company’s fiscal quarters and ending on the second business day following the day on which the Company releases to the public a summary of its fiscal results for such period.

(d) Amount Payable. Upon the exercise of a Stock Appreciation Right, the Optionee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of common stock on the date of exercise of such Stock Appreciation Right over the Option Price of the related Option, by (ii) the number of shares of common stock as to which such Stock Appreciation Right is being exercised.

Back to Contents

(e) Treatment of Related Options And Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right, the related Option shall be canceled to the extent of the number of shares of common stock as to which the Stock Appreciation Right is exercised. Upon the exercise or surrender of an option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of common stock as to which the Option is exercised or surrendered.

(f) Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered to the Company in accordance with procedures specified by the Company from time to time. Such notice shall state the number of shares of common stock with respect to which the Stock Appreciation Right is being exercised. A Grantee may also be required to deliver to the Company the underlying Agreement evidencing the Stock Appreciation Right being exercised and any related Option Agreement so that a notation of such exercise may be made thereon, and such Agreements shall then be returned to the Grantee.

(g) Form of Payment. Payment of the amount determined under Section 9(d)may be made solely in whole shares of common stock in a number based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of common stock as the Committee deems advisable. If the Committee decides to make full payment in shares of common stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

10.	Limited Stock Appreciation Rights.

The Committee shall have authority to grant a Limited Right to the Grantee of any Option under the Plan with respect to all or some of the shares of common stock covered by such related Option. Each Limited Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a) Time Of Grant. A Limited Right granted in tandem with a Nonqualified Stock Option may be granted either at the time of grant of the related Option or any time thereafter during its term. A Limited Right granted in tandem with an Incentive Stock Option may only be granted at the time of grant of the related Option.

(b) Exercise. A Limited Right may be exercised only (i) during the ninety-day period following the occurrence of a Change in Control or (ii)immediately prior to the effective date of a Corporate Transaction. Each Limited Right shall be exercisable only if, and to the extent that, the related Option is exercisable and, in the case of a Limited Right granted in tandem with an Incentive Stock Option, only when the Fair Market Value per share of common stock exceeds the Option Price per share. Notwithstanding the provisions of the two immediately preceding sentences (or unless otherwise approved by the Committee), a Limited Right granted to a Grantee who is an Insider must be (x) held by the Insider for at least six (6) months from the date of grant of the Limited Right before it becomes exercisable and (y) automatically paid out in cash to the Insider upon the occurrence of a Change in Control or a Corporate Transaction (provided such six (6) month holding period requirement has been met).

(c) Amount Payable. Upon the exercise of a Limited Right, the Grantee thereof shall receive in cash whichever of the following amounts is applicable:

(i) in the case of the realization of Limited Rights by reason of an acquisition of common stock described in clause (i) of the definition of “Change in Control” (Section 2(c) above), an amount equal to the Acquisition Spread as defined in Section 10(d)(ii) below; or

(ii) in the case of the realization of Limited Rights by reason of stockholder approval of an agreement or plan described in clause (i) of the definition of “Corporate Transaction” (Section 2(j) above), an amount equal to the Merger Spread as defined in Section 10(d)(iv) below; or

Back to Contents

(iii) in the case of the realization of Limited Rights by reason of the change in composition of the Board described in clause (ii) of the definition of “Change in Control” or stockholder approval of a plan or agreement described in clause (ii) of the definition of Corporate Transaction, an amount equal to the Spread as defined in Section 10(d)(v) below.

Notwithstanding the foregoing provisions of this Section 10(c) (or unless otherwise approved by the Committee), in the case of a Limited Right granted in respect of an Incentive Stock Option, the Grantee may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify under the Code as an Incentive Stock Option.

(d) Determination of Amounts Payable. The amounts to be paid to a Grantee pursuant to Section 10(c) shall be determined as follows:

(i) The term “Acquisition Price per Share” as used herein shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of common stock described in clause (i) of the definition of Change in Control, the greatest of (A) the highest price per share shown on the Statement on Schedule 13D or amendment thereto filed by the holder of 25% or more of the voting power of the Company that gives rise to the exercise of such Limited Right, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise

(ii) of the Limited Right, or (C) the highest Fair Market Value per share of common stock during the ninety-day period ending on the date the Limited Right is exercised.

(iii) The term “Acquisition Spread” as used herein shall mean an amount equal to the product computed by multiplying (A) the excess of (1) the Acquisition Price per Share over (2) the Option Price per share of common stock at which the related option is exercisable, by (B) the number of shares of common stock with respect to which such Limited Right is being exercised.

(iv) The term “Merger Price per Share” as used herein shall mean, with respect to the exercise of any Limited Right by reason of stockholder approval of an agreement described in clause (i) of the definition of Corporate Transaction, the greatest of (A) the fixed or formula price for the acquisition of shares of common stock specified in such agreement, if such fixed or formula price is determinable on the date on which such Limited Right is exercised, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety- day period ending on the date of exercise of the Limited Right, (C) the highest Fair Market Value per share of common stock during the ninety-day period ending on the date on which such Limited Right is exercised.

(v) The term “Merger Spread” as used herein shall mean an amount equal to the product computed by multiplying (A) the excess of (1) the Merger Price per Share over (2) the Option Price per share of common stock at which the related Option is exercisable, by (B) the number of shares of common stock with respect to which such Limited Right is being exercised.

(vi) The term “Spread” as used herein shall mean, with respect to the exercise of any Limited Right by reason of a change in the composition of the Board described in clause (ii) of the definition of Change in Control or stockholder approval of a plan or agreement described in clause (ii) of the definition of Corporate Transaction, an amount equal to the product computed by multiplying (i) the excess of (A) the greater of (1) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right or (2) the highest Fair Market Value per share of common stock during the ninety-day period ending on the date the Limited Right is exercised over (B) the Option Price per share of common stock at which the related Option is exercisable, by (ii) the number of shares of common stock with respect to which the Limited Right is being exercised.

(e) Treatment of Related Options and Limited Rights Upon Exercise. Upon the exercise of a Limited Right, the related Option shall cease to be exercisable to the extent of the shares of common stock with respect to which such Limited Right is exercised but shall be considered to have been exercised to that extent for purposes of determining the number of shares of common stock available for the grant of further awards pursuant to this Plan. Upon the exercise or termination of a related Option, the Limited Right with respect to

Back to Contents

such related Option shall terminate to the extent of the shares of common stock with respect to which the related Option was exercised or terminated.

(f) Method of Exercise. To exercise a Limited Right, the Grantee shall (i) deliver written notice to the Company specifying the number of shares of common stock with respect to which the Limited Right is being exercised, and(ii) if requested by the Committee, deliver to the Company the Agreement evidencing the Limited Rights being exercised and, if applicable, the Option Agreement evidencing the related Option; the Company shall endorse thereon a notation of such exercise and return such Agreements to the Grantee. The date of exercise of a Limited Right that is validly exercised shall be deemed to be the date on which there shall have been delivered the instruments referred to in the first sentence of this paragraph (f).

11.	Restricted Stock.

The Committee may award shares of Restricted Stock to any eligible employee or consultant. Each award of Restricted Stock under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a) Number of Shares. Each Agreement shall state the number of shares of Restricted Stock to be subject to an award.

(b) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the “Restricted Period”). The Committee may also impose such additional or alternative restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria. Such performance criteria may include sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

(c) Forfeiture. Subject to such exceptions as may be determined by the Committee, if the Grantee’s continuous employment or consultant relationship with the Company or a Related Entity shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsection (e) of this Section 11) shall thereupon be forfeited by the Grantee and transferred to, and retired by, the Company without cost to the Company or such Related Entity.

(d) Ownership. During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this Section 11, including the right to receive dividends with respect to such shares and to vote such shares.

(e) Accelerated Lapse of Restrictions. Upon the occurrence of any of the events specified in Section 13 (and subject to the conditions set forth therein), all restrictions then outstanding on any shares of Restricted Stock awarded under the Plan shall lapse as of the applicable date set forth in Section 13. The Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

12.	Effect of Certain Changes.

(a) Adjustments Upon Changes in Capitalization. In the event of any extraordinary dividend, stock dividend (including a spin-off or split-off of a Subsidiary), recapitalization, merger, consolidation, stock split,

Back to Contents

warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the Committee shall equitably adjust (i) the maximum number of Options or shares of Restricted Stock that may be awarded to a Grantee in any calendar year (as provided in Section 5 hereof), (ii) the number of shares of common stock available for awards under the Plan, (iii) the number of such shares covered by outstanding awards and/or (iv) the price per share of Options or the applicable market value of Stock Appreciation Rights or Limited Rights, in each such case so as to reflect such event and preserve the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(b) Change in Common Stock. In the event of a change in the common stock of the Company as presently constituted that is limited to a change of all of its authorized shares of common stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the common stock within the meaning of the Plan.

13.	Corporate Transaction.

Unless otherwise provided in the applicable Agreement, in the event of a Corporate Transaction, each award which is at the time outstanding and unexercised under the Plan shall automatically terminate and, in the case of an award of Restricted Stock, shall be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction. However, all such awards shall not terminate if the awards are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

14.	Non-Employee Director Options.

The provisions of this Section 14 shall apply only to certain grants of Options to Non-Employee Directors, as provided below. Except as set forth in this Section 14, the other provisions of the Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section. For purposes of interpreting Section 6 of the Plan, a Non-Employee Director’s service as a member of the Board shall be deemed to be employment with the Company.

(a) General. Non-Employee Directors shall receive Nonqualified Stock Options in accordance with this Section 14. The Option Price per share of common stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a share on the date of grant. Options granted pursuant to this Section 14 shall be subject to the terms of such section and shall not be subject to discretionary acceleration of exercisability by the Committee.

(b) Initial Grants. On the date of the Initial Public Offering, each Non-Employee Director will be granted automatically, without action by the Committee, an Option to purchase 10,000 shares of common stock. The Option Price shall equal the offering price of the common stock in connection with the Initial Public Offering.

(c) Subsequent Grants. Each person who, after the Initial Public Offering, becomes a Non-Employee Director for the first time, will, at the time such director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase 10,000 shares of common stock. The Option Price shall equal the Fair Market Value of the common stock as of the date of grant.

(d) Annual Grants. On each anniversary date of a Non-Employee Director’s initial election to the Board, such Non-Employee Director will be granted automatically, without action by the Committee, an Option to purchase 10,000 shares of common stock. The Option Price shall equal the Fair Market Value of the common stock as of the date of grant.

(g) Vesting. Each option granted under this Section 14 shall be fully exercisable on the date of grant. Sections 6(f), 6(g) and 6(h) hereof shall not apply to Options granted to Non-Employee Directors.

(f) Duration. Each Option granted to a Non-Employee Director shall expire on the first to occur of (i) the tenth anniversary of the date of grant of the Option, (ii) the first anniversary of the Non-Employee Director’s termination of service as a member of the Board other than for Cause or (iii) three months

Back to Contents

following the Non-Employee Director’s removal from the Board for Cause. The Committee may not provide for an extended exercise period beyond the periods set forth in this Section 14.l

(l) Definition of “cause.” For purposes of this Section 14, “cause” shall mean the termination of service as a member of the Board by a Non-Employee Director due to any act of (i) fraud or intentional misrepresentation, (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary, or (iii) any other act deemed by the Board to be detrimental to the Company.

15.	Period During which Awards May Be Granted.

Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from April 27, 1999, the date the Plan was initially adopted by the Board.

16.	Transferability of Awards.

(a) Incentive Stock Options (and any Stock Appreciation Rights related thereto) may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee or his or her guardian or legal representative.

(b) Nonqualified Stock Options (together with any Stock Appreciation Rights or Limited Rights related thereto) shall be transferable in the manner and to the extent acceptable to the Committee, as may be evidenced by a writing signed by the Company and the Grantee, or in such other matter as the Committee shall provide. Notwithstanding the transfer by a Grantee of a Nonqualified Stock Option, the Grantee will continue to remain subject to the withholding tax requirements set forth in Section 17 hereof.

(c) The terms of any award granted under the Plan, including the transferability of any such award, shall be binding upon the executors, administrators, heirs and successors of the Grantee.

17.	Agreement by Grantee regarding Withholding Taxes.

If the Committee shall so require, as a condition of exercise of an Option, Stock Appreciation Right or Limited Right or the expiration of a Restricted Period (each, a “Tax Event”), each Grantee shall agree that no later than the date of the Tax Event, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Grantee. The withholding obligation may be satisfied by the withholding or delivery of common stock.

18.	Rights as a Stockholder.

Except as provided in Section 11(d) hereof, a Grantee or a transferee of an award shall have no rights as a stockholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 12(a) hereof.

19.	No Rights to Employment.

Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or in a consultant relationship with, the Company or any Related Entity or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Related Entity to terminate such Grantee’s employment. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or in a consultant relationship with, the Company or any Related Entity.

Back to Contents

20.	Beneficiary.

A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

21.	Stockholder Approval; Amendment and Termination of the Plan.

(a) Stockholder Approval. The Plan initially became effective when adopted by the Board and stockholders of the Company on April 27, 1999 and shall terminate on the tenth anniversary of such date. This amendment and restatement of the Plan became effective upon its adoption by the Board on November 6, 2000.

(b) Amendment and Termination of the Plan. The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; however, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in Section 12(a) hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained.

22.	Governing Law.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

* * * * *

Back to Contents

PROXY	Net2Phone, Inc. Annual Meeting of Stockholders, December 18, 2003 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	PROXY

The undersigned, having received the Notice of Annual Meeting, Proxy Statement and Annual Report of Net2Phone, Inc., hereby appoints Stephen M. Greenberg and Bruce Shoulson, or either one of them acting singly, with full power of substitution in each of them, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Net2Phone, Inc. to be held on December 18, 2003, and any postponement or adjournment thereof, and to vote all shares of Net2Phone, Inc. common stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the meeting or any postponement or adjournment thereof.

Please mark your choice like this in blue or black ink. The Board Of Directors recommends that you vote For all nominees and For Proposals 2 And 3.

1.	Election of the following nominees as directors: Howard S. Jonas, Stephen M. Greenberg, James R. Mellor, and Anthony Werner.

For all nominees	Withhold for all nominees	Withhold for the following only (write the names of the nominee(s) in the space below):

2.	Approval of amendment to 1999 Amended and Restated Stock Option and Incentive Plan.

FOR	AGAINST	ABSTAIN

3.	Ratification of selection of Ernst & Young LLP as Independent Auditors.

FOR	AGAINST	ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

(Signature should be exactly as name or names shown on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title. If stockholder is a corporation, the signature should be that of an authorized officer, who should indicate his or her title.)

Date_______________________, 2003	_______________________________________________________________
Signature(s)

I plan to attend the meeting:	_______________________________________________________________
Yes No	Print Name(s)

This proxy will be voted FOR all nominees and FOR approval of proposals 2 and 3 unless otherwise indicated, and in the discretion of the proxies on all matters properly brought before the meeting.

Electronic Distribution

If you would like to receive future Net2Phone, Inc. proxy statements and annual reports electronically, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your tax identification number and account number to log in, then select Receive Company Mailings via Email.